UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 28, 2018
American Superconductor Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-19672	04-2959321

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

114 East Main Street Ayer, Massachusetts	01432

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (978) 842-3000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.
On February 5, 2018, American Superconductor Corporation (the “Company”) reported in a Current Report on Form 8-K that its wholly-owned subsidiary, ASC Devens, LLC (the “Seller”), entered into a Purchase and Sale Agreement (the “PSA”) with 64 Jackson, LLC (the “Purchaser”) and Stewart Title Guaranty Company (“Escrow Agent”), to effectuate the sale of certain real property located at 64 Jackson Road, Devens, Massachusetts, as described in the PSA, including the building that has served as the Company’s headquarters (collectively, the “Property”), in exchange for total consideration of $23.0 million, composed of (i) cash consideration of $17.0 million, and (ii) a $6.0 million subordinated secured commercial promissory note payable to the Seller (the “Seller Note”) at an interest rate equal to the short-term applicable federal rate then in effect at closing (the “Transaction”). Subsequently, the Seller, the Purchaser and Jackson 64 MGI, LLC (“Assignee”) entered into an Assignment of Purchase and Sale Agreement (the “Assignment Agreement”), pursuant to which the Purchaser assigned all of its rights and interests in the PSA to the Assignee and the Assignee agreed to assume all of the Purchaser’s obligations and liabilities under the PSA. Under the terms of the Assignment Agreement, the Purchaser and the Assignee agreed, among other things, to be co-obligors under the PSA and to have joint and several liability for the performance of all obligations of Purchaser set forth thereunder.
The Transaction closed on March 28, 2018, at which time the Assignee delivered (i) cash consideration, net of certain agreed upon closing costs, of $16.9 million, and (ii) the Seller Note at an interest rate of 1.96%. The Seller Note is secured by a subordinated second mortgage on the Property (the “Subordinated Mortgage”) and a subordinated second assignment of leases and rents (the “Subordinated Assignment”), whereby the Assignee has assigned to the Seller all of the Assignee’s right, title and interest in all leases, subleases, tenancies or other arrangements pertaining to the Property and all rent, income, fees and other amounts due the Assignee under all of the leases.
The Seller also has entered into an Intercreditor, Subordination and Standstill Agreement dated March 28, 2018 (the “Intercreditor Agreement”) with the Assignee’s first mortgagee, East Boston Savings Bank, pursuant to which the Seller has agreed, among other things, to subordinate the Seller Note, the Subordinated Mortgage and the Subordinated Assignment to the rights of the Assignee’s first mortgagee.
The foregoing description of the PSA is subject to and qualified in its entirety by reference to the full text of the agreement, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 5, 2018.
The foregoing descriptions of the Seller Note, the Assignment Agreement, the Subordinated Mortgage, the Subordinated Assignment and the Intercreditor Agreement are subject to and qualified in its entirety by reference to the full text of the agreements, which are filed as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, to this Current Report on Form 8-K and incorporated into this Item 2.01 by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit
Number	Description
10.1	Subordinated Secured Commercial Promissory Note of Jackson 64 MGI, LLC in favor of ASC Devens LLC dated March 28, 2018.
10.2	Assignment of Purchase and Sale Agreement, dated as of March 26, 2018, by and among ASC Devens, LLC, 64 Jackson, LLC and Jackson 64 MGI, LLC.

10.3	Subordinated Second Mortgage of Jackson 64 MGI, LLC in favor of ASC Devens LLC effective March 28, 2018.

10.4	Subordinated Second Assignment of Leases and Rents by Jackson 64 MGI, LLC to ASC Devens LLC dated March 28, 2018.
10.5	Intercreditor, Subordination and Standstill Agreement by and among East Boston Savings Bank, ASC Devens LLC and Jackson 64 MGI, LLC dated March 28, 2018.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN SUPERCONDUCTOR CORPORATION

Date: April 3, 2018	By:	/s/ John W. Kosiba, Jr.
John W. Kosiba, Jr. Senior Vice President and Chief Financial Officer